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                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of Petroglyph Energy, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



Dated:  August 30, 1999                 III EXPLORATION COMPANY


                                        By: /s/ Jeffrey K. Lebens
                                            ------------------------------
                                            Jeffrey K. Lebens,
                                            Treasurer and Assistant
                                            Secretary



Dated:  August 30, 1999                 INTERMOUNTAIN INDUSTRIES, INC.


                                        By: /s/ William C. Glynn
                                            ------------------------------
                                            William C. Glynn,
                                            President



Dated:  August 30, 1999                 CENTURY PARTNERS-IDAHO LIMITED
                                        PARTNERSHIP


                                        By: /s/ Richard Hokin
                                            ------------------------------
                                            Richard Hokin
                                            General Partner



Dated:  August 30, 1999                     /s/ Richard Hokin
                                            ------------------------------
                                            Richard Hokin